Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2018

Q4 2018 Financial Highlights

•	Revenue: $795.1 million

•	GAAP earnings per share: $1.66

•	Non-GAAP earnings per share: $0.78

FY 2018 Financial Highlights

•	Revenue: $3.121 billion

•	GAAP earnings per share: $2.82

•	Non-GAAP earnings per share: $3.91

•	Cash flow from operations: $424.2 million

•	Cash and cash equivalents: $723.1 million

MOUNTAIN VIEW, Calif. – Dec. 5, 2018 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2018. Revenue for the fourth quarter was $795.1 million, compared to $696.6 million for the fourth quarter of fiscal 2017. Revenue for fiscal year 2018 was $3.121 billion, an increase of 14.5 percent from $2.725 billion in fiscal year 2017.

“Fiscal 2018 was another excellent year for Synopsys. We delivered double-digit revenue and earnings growth, with strength across all product groups and all geographies,” said Aart de Geus, chairman and co-CEO of Synopsys. “Notwithstanding expectations of more modest semiconductor industry growth in 2019, design activity across the Silicon to Software spectrum continues unabated. Over the past five years we’ve made significant investments in developing next-generation EDA platforms, elevating the impact of our IP portfolio, and diversifying into an exciting new software security and quality market. As we look to our next phase of growth to

$4 billion in revenue and beyond, we are raising our long-term financial objectives. Our objective is to drive annual double-digit non-GAAP earnings per share growth, through a mix of continued solid revenue growth and expansion of non-GAAP operating margins to the high 20s over time, with a goal of ~26% in 2021.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2018 was $254.3 million, or $1.66 per share, compared to net loss of $120.1 million, or $(0.80) per share, for the fourth quarter of fiscal 2017. GAAP net income for fiscal year 2018 was $432.5 million, or $2.82 per share, compared to $136.6 million, or $0.88 per share, for fiscal year 2017.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2018 was $119.6 million, or $0.78 per share, compared to non-GAAP net income of $106.5 million, or $0.69 per share, for the fourth quarter of fiscal 2017. Non-GAAP net income for fiscal year 2018 was $599.7 million, or $3.91 per share, compared to non-GAAP net income of $529.1 million, or $3.42 per share, for fiscal year 2017. Reconciliation between GAAP and non-GAAP results is provided later in this press release.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2019, which do not include any impact of future acquisition-related activities or costs. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Synopsys will adopt new revenue recognition requirements under ASC 606, “Revenue from Contracts with Customers,” in the first fiscal quarter of 2019. Using the modified retrospective method, the cumulative effect of initially applying the new recognition standards is recognized at the date of initial application. Revenue during the fiscal 2019 transition year is estimated to be approximately $40 million lower under ASC 606 than it would be under ASC 605, “Revenue Recognition,” and the impact is expected to decline to roughly neutral within two years.

Throughout the 2019 transition year, actual results will be presented under both ASC 606 and ASC 605 revenue recognition rules. Synopsys is providing both official targets under ASC 606 and comparable numbers under ASC 605 for ease of comparison to prior periods. Additional details are available in the financial supplement on Synopsys’ corporate website.

First Quarter and Fiscal Year 2019 Financial Targets – ASC 606

(in millions except per share amounts)

	Q1’19	Q1’19	FY’19	FY’19
	Low	High	Low	High
Revenue	$775	$810	$3,290	$3,340
GAAP Expenses	$677	$693	$2,787	$2,817
Non-GAAP Expenses	$612	$622	$2,530	$2,550
Other Income or Expense	$(5)	$(3)	$(14)	$(10)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	153	156	153	156
GAAP EPS	$0.56	$0.64	$2.80	$2.90
Non-GAAP EPS	$0.95	$1.00	$4.20	$4.27
Operating Cash Flow			~ $700 million

(1)	Applied in non-GAAP net income calculations

For reference, below are key comparative metrics under ASC 605 rules.

	Q1’19	FY’19
Revenue	$790 million - $820 million	$3.34 billion - $3.37 billion
GAAP EPS	$0.60 - $0.67	$3.01 - $3.11
Non-GAAP EPS	$0.99 - $1.03	$4.40 - $4.47

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 456657, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on December 12, 2018. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2019 in February 2019. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter of fiscal year 2019 earnings call in February 2019, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal year 2019 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal year 2018 in its annual report on Form 10-K to be filed by January 2, 2019.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the various income tax impacts prompted by the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017 (“U.S. Tax Reform”), including the income tax related to transition tax, the tax rate change, and tax restructuring, (vii) the tax impact of repatriation, and (viii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections and, as a result of U.S. Tax Reform, which lowered the U.S. statutory rate from 35% to 21%, we adjusted our normalized annual non-GAAP tax rate from 19% in fiscal years 2016 and 2017 to 13% for fiscal 2018. We expect our annual non-GAAP tax rate to be 16% in fiscal 2019 based upon our projected normalized non-GAAP annual tax rate through fiscal 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of Tax Reform could materially change our projections. Notwithstanding the foregoing, we excluded from the normalized annual non-GAAP tax rate in fiscal year 2017 the impact of $166 million tax expense related to the repatriation of offshore cash and, in fiscal year 2018, certain impacts of U.S. Tax Reform described above, as such events are unusual and infrequent.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on December 6, 2018 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Fourth Quarter and Fiscal Year 2018 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income (loss) and earnings (loss) per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2018 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2018	2017	2018	2017
GAAP net income (loss)	$254,328	$(120,082)	$432,518	$136,563
Adjustments:
Amortization of intangible assets	35,126	24,197	125,664	107,723
Stock compensation	37,492	28,597	140,032	108,294
Acquisition-related costs	1,557	3,627	21,179	9,880
Restructuring charges	11,028	5,548	12,945	36,586
Legal matters	—	(30,400)	26,000	7,600
Income tax related to transition tax	(10,327)	—	63,107	—
Income tax related to tax rate change	5,439	—	51,075	—
Income tax related to tax restructuring	(171,979)	—	(171,979)	—
Tax impact of repatriation	—	166,152	—	166,152
Tax adjustments	(43,082)	28,872	(100,796)	(43,721)

Non-GAAP net income	$119,582	$106,511	$599,745	$529,077

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2018	2017	2018	2017
GAAP net income (loss) per share (1)	$1.66	$(0.80)	$2.82	$0.88
Adjustments:
Amortization of intangible assets	0.23	0.16	0.82	0.70
Stock compensation	0.24	0.20	0.91	0.70
Acquisition-related costs	0.01	0.03	0.14	0.06
Restructuring charges	0.07	0.04	0.08	0.24
Legal matters	—	(0.20)	0.17	0.05
Income tax related to transition tax	(0.07)	—	0.41	—
Income tax related to tax rate change	0.04	—	0.33	—
Income tax related to tax restructuring	(1.12)	—	(1.12)	—
Tax impact of repatriation	—	1.07	—	1.07
Tax adjustments	(0.28)	0.19	(0.65)	(0.28)

Non-GAAP net income per share (1)	$0.78	$0.69	$3.91	$3.42

Shares used in computing per share amounts: (1)
Basic - GAAP net loss	n/a	150,448	n/a	n/a
Diluted - Non-GAAP adjustments & net income	153,038	154,543	153,393	154,874

(1)

We provide both basic weighted-average outstanding shares and fully diluted weighted-average outstanding shares in net income (loss) per share calculation in the reconciliation of earnings per share amounts. If there is a GAAP net loss in a reporting period, we are required to use basic weighted-average outstanding shares to compute net loss per share to prevent anti-dilutive effect while we use fully diluted weighted-average outstanding shares to compute per share non-GAAP adjustments and net income.

Reconciliation of 2019 Targets – ASC 606

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets under ASC 606 for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606 Range for Three Months Ending January 31, 2019 (2)
	Low	High
Target GAAP expenses	$677,000	$693,000
Adjustments:
Estimated impact of amortization of intangible assets	(28,000)	(31,000)
Estimated impact of stock compensation	(37,000)	(40,000)

Target non-GAAP expenses	$612,000	$622,000

	ASC 606 Range for Three Months Ending January 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$0.56	$0.64
Adjustments:
Estimated impact of amortization of intangible assets	0.20	0.18
Estimated impact of stock compensation	0.26	0.24
Estimated impact of tax adjustments	(0.07)	(0.06)

Target non-GAAP earnings per share	$0.95	$1.00

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP expenses	$2,787,000	$2,817,000
Adjustments:
Estimated impact of amortization of intangible assets	(99,000)	(104,000)
Estimated impact of stock compensation	(158,000)	(163,000)

Target non-GAAP expenses	$2,530,000	$2,550,000

	ASC 606 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$2.80	$2.90
Adjustments:
Estimated impact of amortization of intangible assets	0.79	0.77
Estimated impact of stock compensation	0.93	0.91
Estimated impact of tax adjustments	(0.32)	(0.31)

Target non-GAAP earnings per share	$4.20	$4.27

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys will adopt new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method.

(2)	Synopsys’ first fiscal quarter and fiscal year will end on February 2, 2019 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of Certain 2019 Comparative Metrics – ASC 605

The following tables reconcile the specific items excluded from GAAP in the calculation of certain ASC 605-based non-GAAP comparative metrics for the periods indicated below.

GAAP to Non-GAAP Reconciliation of ASC 605 Comparative Metrics (1)

(in thousands, except per share amounts)

	ASC 605 Range for Three Months Ending January 31, 2019 (2)
	Low	High
Target GAAP expenses	$677,000	$693,000
Adjustments:
Estimated impact of amortization of intangible assets	(28,000)	(31,000)
Estimated impact of stock compensation	(37,000)	(40,000)

Target non-GAAP expenses	$612,000	$622,000

	ASC 605 Range for Three Months Ending January 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$0.60	$0.67
Adjustments:
Estimated impact of amortization of intangible assets	0.20	0.18
Estimated impact of stock compensation	0.26	0.24
Estimated impact of tax adjustments	(0.07)	(0.06)

Target non-GAAP earnings per share	$0.99	$1.03

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

	ASC 605 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP expenses	$2,787,000	$2,817,000
Adjustments:
Estimated impact of amortization of intangible assets	(99,000)	(104,000)
Estimated impact of stock compensation	(158,000)	(163,000)

Target non-GAAP expenses	$2,530,000	$2,550,000

	ASC 605 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$3.01	$3.11
Adjustments:
Estimated impact of amortization of intangible assets	0.79	0.77
Estimated impact of stock compensation	0.93	0.91
Estimated impact of tax adjustments	(0.33)	(0.32)

Target non-GAAP earnings per share	$4.40	$4.47

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)

Synopsys will adopt new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method. For comparison purposes, we provide comparative metrics under old revenue guidance ASC 605, Revenue Recognition.

(2)	Synopsys’ first fiscal quarter and fiscal year will end on February 2, 2019 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, financial targets for the first quarter and full fiscal year 2019, their comparative metrics under ASC 605, and GAAP to non-GAAP reconciliations of such targets, as well as statements related to our long-term revenue, non-GAAP EPS and non-GAAP operating margin objectives, and the expected impact of ASC 606 on our results. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; our ability to protect our proprietary technology; our ability to realize the potential financial or strategic benefits of acquisitions we complete; our ability to carry out our new product and technology initiatives; investments of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products, including increased variability in upfront revenue; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of December 5, 2018. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2018	2017	2018	2017
Revenue:
Time-based products	$605,561	$527,821	$2,303,317	$2,021,812
Upfront products	66,555	74,894	357,698	338,204
Maintenance and service	122,966	93,929	460,043	364,864

Total revenue	795,082	696,644	3,121,058	2,724,880
Cost of revenue:
Products	113,400	108,221	448,430	413,203
Maintenance and service	52,760	42,254	203,434	164,872
Amortization of intangible assets	24,422	16,389	84,034	76,109

Total cost of revenue	190,582	166,864	735,898	654,184

Gross margin	604,500	529,780	2,385,160	2,070,696
Operating expenses:
Research and development	290,875	244,515	1,084,822	908,841
Sales and marketing	167,325	154,006	622,978	549,248
General and administrative	63,043	26,190	262,560	196,844
Amortization of intangible assets	10,704	7,808	41,630	31,614
Restructuring charges	11,028	5,548	12,945	36,586

Total operating expenses	542,975	438,067	2,024,935	1,723,133

Operating income	61,525	91,713	360,225	347,563
Other income (expense), net	(9,277)	8,213	3,318	35,535

Income before income taxes	52,248	99,926	363,543	383,098
Provision (benefit) for income taxes	(202,080)	220,008	(68,975)	246,535

Net income	$254,328	$(120,082)	$432,518	$136,563

Net income per share:
Basic	$1.71	$(0.80)	$2.90	$0.91
Diluted	$1.66	$(0.80)	$2.82	$0.88
Shares used in computing per share amounts:
Basic	149,148	150,448	149,036	150,457

Diluted	153,038	150,448	153,393	154,874

(1)	Synopsys’ fourth quarter of fiscal year 2018 and 2017 ended on November 3, 2018 and October 28, 2017, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2018	October 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$723,115	$1,048,356
Accounts receivable, net	554,217	451,144
Inventory	122,407	61,884
Income taxes receivable and prepaid taxes	76,525	48,257
Prepaid and other current assets	67,533	72,952

Total current assets	1,543,797	1,682,593
Property and equipment, net	309,310	266,014
Goodwill	3,143,249	2,706,974
Intangible assets, net	360,404	253,843
Long-term prepaid taxes	138,312	20,157
Long-term deferred income taxes	404,166	243,989
Other long-term assets	246,736	222,844

Total assets	$6,145,974	$5,396,414

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$578,326	$499,846
Accrued income taxes	27,458	39,811
Deferred revenue	1,152,862	1,064,528
Short-term debt	343,769	9,924

Total current liabilities	2,102,415	1,614,109
Long-term accrued income taxes	50,590	33,239
Long-term deferred revenue	116,859	83,252
Long-term debt	125,535	134,063
Other long-term liabilities	265,560	252,027

Total liabilities	2,660,959	2,116,690
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 149,265 and 150,445 shares outstanding, respectively	1,493	1,505
Capital in excess of par value	1,644,830	1,622,429
Retained earnings	2,543,688	2,143,873
Treasury stock, at cost: 7,996 and 6,817 shares, respectively	(597,682)	(426,208)
Accumulated other comprehensive income (loss)	(113,177)	(65,979)

Total Synopsys stockholders’ equity	3,479,152	3,275,620
Non-controlling interest	5,863	4,104

Total stockholders’ equity	3,485,015	3,279,724

Total liabilities and stockholders’ equity	$6,145,974	$5,396,414

(1)	Synopsys’ fiscal year 2018 ended on November 3, 2018, and fiscal year 2017 ended on October 28, 2017. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Year Ended October 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$432,518	$136,563
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	209,207	189,442
Stock compensation	140,032	108,294
Allowance for doubtful accounts	3,368	2,149
(Gain) loss on sale of property and investments	(93)	8
Write-down of long-term investments	—	1,300
Deferred income taxes	(210,310)	123,052
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(95,785)	2,296
Inventory	(66,509)	(20,137)
Prepaid and other current assets	(12,835)	(8,818)
Other long-term assets	(25,892)	(40,236)
Accounts payable and accrued liabilities	49,043	137,631
Income taxes	(103,841)	19,665
Deferred revenue	105,329	(16,644)

Net cash provided by operating activities	424,232	634,565
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	12,449	295,633
Purchases of short-term investments	—	(155,098)
Proceeds from sales of long-term investments	494	839
Purchases of long-term investments	(3,561)	—
Proceeds from sales of property and equipment	1,662	—
Purchases of property and equipment	(98,976)	(70,328)
Cash paid for acquisitions and intangible assets, net of cash acquired	(652,643)	(259,202)
Capitalization of software development costs	(2,950)	(3,226)
Other	—	2,100

Net cash used in investing activities	(743,525)	(189,282)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	620,635	320,000
Repayment of debt	(295,313)	(380,625)
Issuances of common stock	123,829	126,337
Payments for taxes related to net share settlement of equity awards	(45,772)	(36,730)
Purchase of equity forward contract	—	(20,000)
Purchases of treasury stock	(400,000)	(380,000)
Other	1,759	(2,102)

Net cash provided by (used in) financing activities	5,138	(373,120)
Effect of exchange rate changes on cash and cash equivalents	(11,086)	(427)

Net change in cash and cash equivalents	(325,241)	71,736
Cash and cash equivalents, beginning of the year	1,048,356	976,620

Cash and cash equivalents, end of the period	$723,115	$1,048,356

(1)	Synopsys’ fiscal year 2018 ended on November 3, 2018, and fiscal year 2017 ended on October 28, 2017. For presentation purposes, we refer to the closest calendar month end.